   As filed with the Securities and Exchange Commission on December 30, 2004

                                                       Registration No. 33-47979

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                          COOPER TIRE & RUBBER COMPANY
                          ----------------------------
             (Exact Name of Registrant as Specified in Its Charter)

             DELAWARE                                   34-4297750
             --------                                   ----------
 (State or Other Jurisdiction of                     (I.R.S. Employer
  Incorporation or Organization)                    Identification No.)

                               -------------------

                                 701 Lima Avenue
                               Findlay, Ohio 45840
                               -------------------
               (Address of Principal Executive Offices) (Zip Code)


                          COOPER TIRE & RUBBER COMPANY
                    PRE-TAX SAVINGS PLAN AT THE AUBURN PLANT
                            (Full Title of the Plan)

                               ------------------

                              James E. Kline, Esq.
                  Vice President, General Counsel and Secretary
                          Cooper Tire & Rubber Company
                                 701 Lima Avenue
                               Findlay, Ohio 45840
                               -------------------
                     (Name and Address of Agent for Service)

                                 (419) 423-1321
          (Telephone Number, Including Area Code, of Agent For Service)

================================================================================

          This Post-Effective Amendment No. 1 is being filed solely to remove from registration securities that were registered and will not be issued.

 This Post-Effective Amendment No. 1 to the Registration Statement shall become effective upon filing with the Securities and Exchange Commission pursuant to
                   Rule 464 under the Securities Act of 1933.

================================================================================

                                     Part II


                           Termination of Registration


     Cooper Tire & Rubber Company (the "Registrant") filed its Registration Statement No. 33-47979 on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission on May 14, 1992 with respect to the registration of 10,000 of the Company's Common Shares, $1 par value per share (the "Common Shares"), which were to be issued to employees under the Registrant's Pre-Tax Savings Plan at the Auburn Plant (the "Plan").

     The Company will no longer issue Common Shares under the Plan. Pursuant to the undertaking included in the Registration Statement, this Post-Effective Amendment No. 1 is being filed to remove from registration the Common Shares that have not been issued under the Plan and, accordingly, remain unsold upon termination of the offering pursuant to the Plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 33-47979 on Form S-8 ("Post-Effective Amendment No. 1") to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Findlay, State of Ohio, on December 23, 2004.

                            COOPER TIRE & RUBBER COMPANY



                             By:  /s/Philip G. Weaver
                                 -----------------------------------------------
                                 Philip G. Weaver, Vice President and Chief
                                 Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been executed by the following persons in the capacities indicated as of December 23, 2004.

Signature                     Title
 /s/Thomas A. Dattilo          Chairman of the Board, President, Chief Executive
--------------------------     Officer and Director (principal executive officer)
Thomas A. Dattilo

 /s/Philip G. Weaver           Vice President and Chief Financial Officer (principal
--------------------------     financial officer)
Philip G. Weaver

 /s/Eileen B. White            Corporate Controller (principal accounting officer)
--------------------------
Eileen B. White

 /s/Arthur H. Aronson          Director
--------------------------
Arthur H. Aronson

 /s/Laurie B. Breininger       Director
--------------------------
Laurie B. Breininger

 /s/Dennis J. Gormley          Director
--------------------------
Dennis J. Gormley


 /s/John J. Holland                  Director
--------------------------
John J. Holland

 /s/John F. Meier                    Director
--------------------------
John F. Meier

 /s/Byron O. Pond                    Director
--------------------------
Byron O. Pond

 /s/John H. Shuey                    Director
--------------------------
John H. Shuey

 /s/Richard L. Wambold               Director
--------------------------
Richard L. Wambold


     THE PRE-TAX SAVINGS PLAN AT THE AUBURN PLANT. Pursuant to the requirements of the Securities Act, the plan administrator has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Findlay, State of Ohio, on December 23, 2004.

                              PRE-TAX SAVINGS PLAN AT THE AUBURN PLANT

                              By: /s/Philip G. Weaver
                                  ---------------------------------------------
                                     Philip G. Weaver

                              By: /s/Stephen O. Schroeder
                                  ---------------------------------------------
                                     Stephen O. Schroeder

                              By: /s/Charles F. Nagy
                                  ---------------------------------------------
                                     Charles F. Nagy

                              As members of the Pre-Tax Savings Plan Committee



                                       4